UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
December 7, 2018
Date of Report (Date of earliest event reported)

MODEL N, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35840	77-0528806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Mariners Island Boulevard, Suite 300 San Mateo, California 94404
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 610-4600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective December 7, 2018, David Bonnette resigned from our board of directors. Mr. Bonnette’s decision to resign was not due to any disagreements with management.

(d) Effective December 11, 2018, our board of directors elected Dave Yarnold to serve as a Class III director whose term will expire at our 2019 annual meeting of stockholders. We anticipate that Mr. Yarnold may also serve as a member of one or more committees of our board of directors, which we will determine at a later time. There are no arrangements or understanding between Mr. Yarnold and any other persons pursuant to which Mr. Yarnold was elected as a director.

Mr. Yarnold will be eligible to receive an annual award of restricted stock units having a value of $100,000. In addition, Mr. Yarnold will be eligible to receive annual awards of restricted stock units having a value of $30,000 as a retainer for board service and additional awards of restricted stock units for committee service, as applicable. Annual awards are granted as of the date of the company’s annual meeting of stockholders and vest as to 25% quarterly as of the 15th day of May, August, November and February.

For the period beginning December 11, 2018 and ending at our 2019 annual meeting of stockholders, Mr. Yarnold will receive restricted stock units having a value of $24,700, which reflects a prorated portion of the annual awards he is eligible to receive and which will vest as to 100% on February 15, 2019.

Model N will enter into its standard form of Indemnity Agreement with Mr. Yarnold. Pursuant to this agreement, subject to the exceptions and limitations provided therein, we will agree to hold harmless and indemnify Mr. Yarnold to the fullest extent authorized by our certificate of incorporation, bylaws and Delaware law, and against any and all expenses, judgments, fines and settlement amounts actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding arising out of his services as a director. The form of Indemnity Agreement is filed as Exhibit 10.01 to our Form S-1 Registration Statement filed on March 12, 2013.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MODEL N, INC.
(Registrant)

By:	/s/ David Barter
David Barter
Senior Vice President and Chief Financial Officer
Date: December 11, 2018